Exhibit 99.1

Where Food Comes From, Inc. Reports 2024 Third Quarter and Nine-Month Financial Results

Third Quarter Highlights – 2024 vs. 2023

●	Verification and certification revenue up 2% to $5.5 million from $5.4 million
●	Product sales up 9% to $1.3 million from $1.2 million
●	Total revenue up 1% to $7.1 million from $7.0 million
●	Net income down 32% to $492,000 from $723,000
●	Diluted EPS of $0.09 vs. $0.13
●	Adjusted EBITDA of $0.8 million vs. $1.2 million
●	Company buys back 66,620 shares of stock in third quarter

Nine Month Highlights – 2024 vs. 2023

●	Verification and certification revenue up 9% to $15.2 million from $13.9 million
●	Product sales decline 8% to $2.9 million from $3.1 million
●	Total revenue up 4% to $19.1 million from $18.4 million
●	Net income decreases 16% to $1.2 million from $1.4 million
●	Diluted EPS of $0.21 vs. $0.24
●	Adjusted EBITDA of $2.1 million vs. $2.5 million
●	Cash generated from operations increased 6% to $2.8 million from $2.6 million
●	Cash & cash equivalents increase to $2.8 million vs. $2.6 million at 2023 year-end
●	Year-to-date stock buybacks and private repurchases total 216,039 shares

CASTLE ROCK, Colo., Nov. 12, 2024 (GLOBE NEWSWIRE) — Where Food Comes From, Inc. (WFCF) (Nasdaq: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its third quarter and nine months ended September 30, 2024.

“We continue to grow our top line and generate solid profitability despite headwinds impacting our core beef verification business,” said John Saunders, chairman and CEO. “While growth rates for beef verification and related tag revenue have slowed due to cyclical herd contraction, our other service offerings have more than compensated as consumer demand for verifications across multiple food groups and claims continues to rise. On a year-to-date basis, total revenue increased 4% to $19.1 million, and we posted solid net income of $1.2 million, or $0.21 per diluted share. We generated $2.8 million in cash from operations through nine months, up 6% year-over-year, and continued to allocate cash to our stock buyback program. We retired 66,620 shares of common stock in the third quarter, raising to 216,039 the total number of shares we have repurchased in 2024.

“As more ranchers become familiar with the use of electronic tags now required by a recent USDA rule covering certain classes of cattle, we are hopeful we can enroll more cattle into our voluntary, value-added programs,” Saunders added. “Electronic tags have long been a cornerstone of our verification programs because they allow us to verify cattle claims at the speed of commerce – claims that help producers differentiate their beef products and capture sales premiums. Although the ruling has a number of controversial implications for the cattle industry, one very positive outcome is ranchers will now have the option to participate in one or more of our many verification programs their cattle weren’t previously eligible for.”

Third Quarter Results – 2024 vs. 2023

Total revenue in the third quarter ended September 30, 2024, increased 1% to $7.1 million from $7.0 million.

Revenue mix:

●	Verification and certification services, up 2% to $5.5 million from $5.4 million.
●	Product revenue increased 9% to $1.3 million from $1.2 million.
●	Professional services revenue of $0.3 million vs. $0.4 million.

Gross profit in the third quarter declined slightly to $2.8 million from $2.9 million.

Selling, general and administrative expense increased 13% to $2.2 million from $1.9 million, reflecting increased marketing, personnel and travel costs.

Operating income declined 36% to $0.6 million from $0.9 million.

Net income declined 32% to $0.5 million, or $0.09 per diluted share, from $0.7 million, or $0.13 per diluted share.

Adjusted EBITDA in the third quarter was down 29% at $0.8 million vs. $1.2 million.

The Company bought back 66,620 shares of its common stock in the third quarter at a cost of $734,000.

Nine Month Results – 2024 vs. 2023

Total revenue for the nine months ended September 30, 2024, increased 4% to $19.1 million from $18.4 million in the same period last year.

Revenue mix:

●	Verification and certification services, up 9% to $15.2 million from $13.9 million.
●	Product revenue, down 8% to $2.9 million from $3.1 million.
●	Professional services revenue of $1.0 million compared to $1.3 million.

Gross profit through nine months was up 3% year over year to $7.8 million from $7.5 million.

Selling, general and administrative expense increased 10% to $6.3 million from $5.7 million due primarily to the aforementioned increases in marketing, personnel and travel expenses.

Operating income declined 18% to $1.5 million from $1.8 million.

Net income through nine months decreased 16% to $1.2 million, or $0.21 per diluted share, compared to net income of $1.4 million, or $0.24 per diluted share, in the prior year period.

Adjusted EBITDA was 15% lower at $2.1 million vs. $2.5 million.

The Company generated $2.8 million in cash from operations through nine months compared to $2.6 million in the same period last year – an increase of 6%.

The cash and cash equivalents balance at September 30th increased to $2.8 million from $2.6 million at 2023 year-end.

Through the first nine months of 2024 the Company bought back 216,039 shares of its stock.

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289
International: 1-201-689-8341
Conference Code: 13749738

Phone replay:

A telephone replay of the conference call will be available through November 26, 2024, as follows:
Domestic Toll Free: 1-877-660-6853
International: 1-201-612-7415
Conference Code: 13749738

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company estimates that it supports more than 17,500 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, Validus Verification Services, SureHarvest, WFCF Organic, and Postelsia units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership, expectations to benefit from USDA mandates, expectations that the number of cattle becoming eligible for the Company’s programs will grow significantly, expectations for growth of the SOW Organic program, and demand for, and impact and efficacy of, the Company’s products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for 2024 and the Company’s pace of stock buybacks are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders
Chief Executive Officer
303-895-3002

Jay Pfeiffer
Director, Investor Relations
303-880-9000
jpfeiffer@wherefoodcomesfrom.com

Where Food Comes From, Inc.

Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Amounts in thousands, except per share amounts)	2024	2023	2024	2023
Revenues:
Verification and certification service revenue	$5,486	$5,359	$15,172	$13,944
Product sales	1,329	1,221	2,881	3,130
Professional services	292	431	1,031	1,330
Total revenues	7,107	7,011	19,084	18,404
Costs of revenues:
Costs of verification and certification services	3,288	3,123	8,831	8,055
Costs of products	841	681	1,744	1,804
Costs of professional services	204	341	748	1,030
Total costs of revenues	4,333	4,145	11,323	10,889
Gross profit	2,774	2,866	7,761	7,515
Selling, general and administrative expenses	2,166	1,920	6,309	5,741
Income from operations	608	946	1,452	1,774
Other income/(expense):
Dividend income from Progressive Beef	50	50	150	150
Gain on sale of assets	1	-	1	5
Loss on foreign currency exchange	-	(2)	(4)	(6)
Other income, net	15	16	29	36
Interest expense	(1)	(1)	(3)	(3)
Income before income taxes	673	1,009	1,625	1,956
Income tax expense	181	286	466	580
Net income	$492	$723	$1,159	$1,376

Per share - net income:
Basic	$0.09	$0.13	$0.22	$0.25
Diluted	$0.09	$0.13	$0.21	$0.24

Weighted average number of common shares outstanding:
Basic	5,342	5,599	5,398	5,605
Diluted	5,357	5,658	5,415	5,669

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Amounts in thousands)	2024	2023	2024	2023

Net income	$492	$723	$1,159	$1,376
Adjustments to EBITDA:
Interest expense	1	1	3	3
Income tax expense	181	286	466	580
Depreciation and amortization	156	153	467	488
EBITDA*	830	1,163	2,095	2,447
Adjustments:
Stock-based compensation	-	6	11	38
Cost of acquisitions	-	-	-	-
ADJUSTED EBITDA*	$830	$1,169	$2,106	$2,485

* Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	September 30,	December 31,
(Amounts in thousands, except per share amounts)	2024	2023
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$2,757	$2,641
Accounts receivable, net of allowance	2,234	2,128
Inventory	1,089	1,109
Prepaid expenses and other current assets	1,309	335
Total current assets	7,389	6,213
Property and equipment, net	760	844
Right-of-use assets, net	2,144	2,296
Equity investments	1,191	1,191
Intangible and other assets, net	2,035	2,303
Goodwill, net	2,946	2,946
Deferred tax assets, net	481	493
Total assets	$16,946	$16,286

Liabilities and Equity
Current liabilities:
Accounts payable	$873	$567
Accrued expenses and other current liabilities	1,842	615
Deferred revenue	2,146	1,485
Current portion of finance lease obligations	15	14
Current portion of operating lease obligations	335	298
Total current liabilities	5,211	2,979
Finance lease obligations, net of current portion	29	41
Operating lease obligation, net of current portion	2,252	2,447
Total liabilities	7,492	5,467

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 95,000 shares authorized; 6,447 (2024) and 6,516 (2023) shares issued, and 5,297 (2024) and 5,503 (2023) shares outstanding	7	7
Additional paid-in-capital	11,358	12,290
Treasury stock of 1,149 (2024) and 1,014 (2023) shares	(12,811)	(11,219)
Retained earnings	10,900	9,741
Total equity	9,454	10,819
Total liabilities and stockholders’ equity	$16,946	$16,286